SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ONYX SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
CALCULATION OF FILING FEE

Per unit price
or other
underlying
	Aggregate	value of
	number of	transaction
	securities	computed	Proposed
	to which	pursuant to	maximum
Title of each class of securities to which	transaction	Exchange Act	aggregate value
transaction applies	applies	Rule 0-11	of transaction	Total fee paid

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Onyx Software Corporation pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934
Subject Company: Onyx Software Corporation
Commission File No.: 0-25361
On July 25, 2006, Onyx Software Corporation filed Amendment No. 6 to Schedule 14D-9, Onyx’s Solicitation/Recommendation Statement filed on July 17, 2006 in response to CDC Corporation’s unsolicited cash tender offer to acquire all of the outstanding shares of Onyx’s common stock not already held by CDC Corporation or its affiliates for $5.00 per share. Amendment No. 4 to Onyx’s Schedule 14D-9, is attached as Exhibit A hereto and is incorporated herein by reference, and updates Onyx’s Solicitation /Recommendation Statement to state that on July 25, 2006, CDC Corporation announced that it was withdrawing and terminating its previously announced $5.00 per share all cash tender offer for all outstanding shares of common stock of Onyx Software Corporation.
Exhibit A            Amendment No. 6 to Schedule 14D-9 filed by Onyx Software Corporation on July 25, 2006.
Additional Information About the Proposed Acquisition and Where to Find It
Onyx has filed a definitive proxy statement in connection with the proposed merger with M2M Holdings, Inc. and a Solicitation/ Recommendation Statement on Schedule 14D-9 in response to CDC Corporation’s unsolicited cash tender offer, both of which have been mailed to shareholders. Onyx urges shareholders to read the definitive proxy statement, the solicitation/recommendation statement and any other relevant documents filed with the SEC because they contain important information about Onyx and the proposed transaction. These documents can be obtained free of charge at the website maintained by the SEC at www.sec.gov. The definitive proxy statement, the solicitation/recommendation statement and other relevant documents may also be obtained free of charge by contacting The Altman Group, Inc. at (800)-581-5607.
Onyx’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Onyx in connection with the transaction. A description of certain of the interests of directors and executive officers of Onyx is set forth in the definitive proxy statement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
Schedule 14D-9
SOLICITATION/RECOMMENDATION STATEMENT
UNDER SECTION 14(d)(4) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 6)
__________________
Onyx Software Corporation
(Name of Subject Company)
Onyx Software Corporation
(Name of Person(s) Filing Statement)
Common Stock, Par Value $0.01 Per Share
(Title of Class of Securities)
683402200
(CUSIP Number of Class of Securities)

Janice P. Anderson
President, Chief Executive Officer and Chairman of the Board
Onyx Software Corporation
1100 112th Avenue NE, Suite 100
Bellevue, Washington 98004-4504
(425) 451-8060
(Name, Address, and Telephone Number of Person Authorized to Receive
Notices and Communications on Behalf of the Person(s) Filing Statement)
Copies To:
Alan C. Smith, Esq.
Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, Washington 98104
(206) 839-4300

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Purpose of Amendment
     The purpose of this amendment is to supplement the information contained in Item 4 of the Solicitation/Recommendation Statement on Schedule 14D-9 previously filed by Onyx on July 17, 2006 and subsequently amended.
Item 4. The Solicitation or Recommendation.
     Item 4 is hereby amended and supplemented by the addition of the following new paragraph at the end of “(b) Background”:
     On July 25, 2006, CDC Corporation announced that it was withdrawing and terminating its previously announced $5.00 per share all cash tender offer for all outstanding shares of common stock of Onyx Software Corporation.

SIGNATURE
     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

ONYX SOFTWARE CORPORATION
By:	/s/ Janice P. Anderson
Janice P. Anderson
Chief Executive Officer and Chairman of the Board

Date: July 25, 2006